                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    Information Required in Proxy Statement
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
     Filed by the Registrant        X
     Filed by a Party other than the Registrant

Check the appropriate box:
     Preliminary Proxy Statement
     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
  X  Definitive Proxy Statement
     Definitive Additional Materials
     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

The Stratton Funds, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
  X  No Fee Required
     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

    Fee paid previously with preliminary materials.

    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date filed:

                             STRATTON MUTUAL FUNDS
                          STRATTON GROWTH FUND, INC.
                    STRATTON MONTHLY DIVIDEND SHARES, INC.
            THE STRATTON FUNDS, INC.--STRATTON SMALL-CAP YIELD FUND

                       PLYMOUTH MEETING EXECUTIVE CAMPUS
                       610 W. GERMANTOWN PIKE, SUITE 300
                     PLYMOUTH MEETING, PENNSYLVANIA 19462
                                (610) 941-0255

                               ----------------

                  NOTICE OF SPECIAL MEETINGS OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 9, 1997

                               ----------------

                                                               October 16, 1997

TO THE SHAREHOLDERS OF STRATON MUTUAL FUNDS:


  NOTICE IS HEREBY GIVEN that SPECIAL MEETINGS OF SHAREHOLDERS of Stratton Growth Fund, Inc., Stratton Monthly Dividend Shares, Inc. and the Stratton Small-Cap Yield Fund of The Stratton Funds, Inc. (each a "Fund" and collectively, the "Funds"), will be held on Tuesday, December 9, 1997, at 8:00 a.m., Eastern Time, at the offices of the Funds' investment advisor, Stratton Management Company, at Plymouth Meeting Executive Campus, 610 W. Germantown Pike, Suite 300, Plymouth Meeting, Pennsylvania 19462-1050. The following matters will be acted upon at that time:

  EACH FUND:

  1. The election of eight Directors; and

  2. To ratify or reject the selection of Tait, Weller & Baker as the Funds' independent public accountants for the fiscal years ending December 31, 1997.

  STRATTON MONTHLY DIVIDEND SHARES, INC.:

  3. To approve a change to the industry concentration policy of Stratton Monthly Dividend Shares, Inc. in order that the Fund's concentration will be only in Real Estate Investment Trusts; and

  4. To approve changing the name of Stratton Monthly Dividend Shares, Inc. to Stratton Monthly Dividend REIT Shares, Inc.

  EACH FUND:

  5. To transact such other business as may properly come before the Meetings, or any adjournment or postponement thereof.

  The proposals referred to above are discussed in the Proxy Statement attached to this Notice. Shareholders of record at the close of business on October 1, 1997, have the right to vote at the meeting. WE URGE YOU TO FILL IN, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU SIGN, DATE AND RETURN YOUR PROXY CARD BUT GIVE NO VOTING INSTRUCTIONS, YOUR SHARES WILL BE VOTED "FOR" THE PROPOSALS NOTICED ABOVE. IN ORDER TO AVOID THE ADDITIONAL EXPENSES TO THE FUNDS OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN COMPLETING AND RETURNING YOUR PROXY PROMPTLY.

                                          By Order of the Boards of Directors

                                          Patricia L. Sloan
                                          Secretary

                             STRATTON MUTUAL FUNDS
                          STRATTON GROWTH FUND, INC.
                    STRATTON MONTHLY DIVIDEND SHARES, INC.
            THE STRATTON FUNDS, INC.--STRATTON SMALL-CAP YIELD FUND

                       PLYMOUTH MEETING EXECUTIVE CAMPUS
                       610 W. GERMANTOWN PIKE, SUITE 300
                     PLYMOUTH MEETING, PENNSYLVANIA 19462
                                (610) 941-0255

                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation of proxies by or on behalf of the Boards of Directors (each a "Board" and collectively, the "Boards") of Stratton Growth Fund, Inc. ("SGF"), Stratton Monthly Dividend Shares, Inc. ("SMDS"), and the Stratton Small-Cap Yield Fund ("SSCY") of The Stratton Funds, Inc. (each a "Fund" and collectively, the "Funds"), for use at Special Meetings of Shareholders of the Funds (the "Meetings"). The Meetings are scheduled for Tuesday, December 9, 1997, at 8:00 a.m. Eastern Time, at the offices of the Funds' investment advisor, Stratton Management Company ("SMC"), at Plymouth Meeting Executive Campus, 610 W. Germantown Pike, Suite 300, Plymouth Meeting, Pennsylvania 19462-1050 and at any adjournment thereof. This Proxy Statement and the enclosed proxy are expected to be distributed to shareholders on or about October 16, 1997.

  It is expected that the solicitation of proxies will be primarily by mail. The Funds' officers and service contractors may also solicit proxies by telephone, telegraph, facsimile or personal interview, and will tabulate proxies. The Funds will bear all proxy solicitation costs. It is anticipated that banks, brokerage houses, and other custodians will be requested on behalf of the Funds to forward solicitation material to their principals to obtain authorizations for the execution of proxies. Any shareholder giving a proxy may revoke it at any time before it is exercised by submitting to the Funds a written notice of revocation or a subsequently executed proxy, or by attending the Meetings and electing to vote in person.

  Only shareholders of record at the close of business on October 1, 1997 will be entitled to vote at the Meetings. The Funds' shares are referred to herein as "Shares." Each full Share is entitled to one vote and each fractional Share to a proportionate fractional vote. On October 1, 1997, the following Shares were outstanding and entitled to vote at the Meetings:

      FUND                                      NUMBER OF SHARES OUTSTANDING
      ----                                      ----------------------------
      STRATTON GROWTH FUND, INC.                1,623,958
                                                par value $0.10 per share
      STRATTON MONTHLY DIVIDEND SHARES, INC.    3,479,358
                                                par value $1.00 per share
      STRATTON SMALL-CAP YIELD FUND             771,574
                                                par value $0.001 per share

  Each Fund is a separate legal entity and holders vote separately as shareholders of each Fund. The following table summarizes the proposals to be voted on at the Meetings and indicates those shareholders who are being solicited with respect to each proposal:

                             SUMMARY OF PROPOSALS

     PROPOSAL:                      SHAREHOLDERS ENTITLED TO VOTE ON PROPOSAL:
     ---------                      ------------------------------------------
  1. The election of eight          EACH FUND
     Directors.
  2. Ratify or reject the           EACH FUND
     selection of Tait, Weller &
     Baker as the Funds'
     independent public
     accountants for the fiscal
     years ending December 31,
     1997.
  3. Change the industry            STRATTON MONTHLY DIVIDEND SHARES, INC. ONLY
     concentration policy of
     Stratton Monthly Dividend
     Shares, Inc. in order that
     the Fund's concentration
     will be only in Real Estate
     Investment Trusts.
  4. Change the name of Stratton    STRATTON MONTHLY DIVIDEND SHARES, INC. ONLY
     Monthly Dividend Shares,
     Inc. to Stratton Monthly
     Dividend REIT Shares, Inc.
  5. To transact such other         EACH FUND
     business as may properly
     come before the Meetings, or
     any adjournment or
     postponement thereof.

  Directors of SMDS and SSCY shall be elected by a plurality of the Shares of such Funds present in person or by proxy at the Meetings provided a quorum is present, up to the number to be elected, and Directors of SGF shall be elected by a majority of the Shares of the Fund present in person or by proxy at the Meetings provided a quorum is present (Proposal No. 1). The affirmative vote of the lesser of two-thirds of the Shares represented at a Meeting at which the holders of more than 50% of such Fund's outstanding Shares are present in person or by proxy, or more than 50% of the outstanding Shares of each Fund is present is necessary for ratification of the selection of independent public accountants (Proposal No. 2) and for approval of the change in the Fund's industry concentration policy (Proposal No. 3). The affirmative vote of a majority of Stratton Monthly Dividend Shares, Inc.'s Shares present in person or by proxy at the Meeting provided a quorum is present is necessary for approval of the Fund's name change to Stratton Monthly Dividend REIT Shares, Inc. (Proposal No. 4).

  With respect to each Fund, a quorum shall consist of a majority of the stock issued, outstanding and entitled to vote. If a proxy is properly executed and returned accompanied by instructions to withhold authority, or is marked with an abstention, the Shares represented thereby will be considered to be present at the Meetings for purposes of determining the existence of a quorum for the transaction of business. Abstentions will have the same effect as casting a vote against proposals 2 through 4. Broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote Shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as present for purposes of quorum, but as not entitled to vote in the matter covered by the broker "non-vote" limitation.

  In the event that a quorum of the outstanding Shares of the Funds is not represented at the Meetings or at any adjournment thereof, or, even though a quorum is so represented, in the event that sufficient votes to approve the proposals are not received, the persons named as proxies may propose and vote for one or more adjournments of the Meetings to be held within a reasonable time after the date originally set for the Meetings, and further solicitation of proxies may be made without the necessity of further notice. The persons named as proxies will vote in favor of any such adjournment those proxies which instruct them to vote in favor of a proposal to be considered at the Meetings, and will vote against any such adjournment those proxies which instruct them to vote against or to abstain from voting on such proposal. Any such adjournment must be approved by a majority of the Shares voting on the matter. A shareholder vote may be taken with respect to one or more of the Funds with respect to one or more of the proposals in this Proxy Statement prior to such adjournment if sufficient votes for their approval have been received.

  THE FUNDS WILL FURNISH TO SHAREHOLDERS UPON REQUEST, WITHOUT CHARGE, COPIES OF ITS MOST RECENT ANNUAL REPORT TO SHAREHOLDERS AND ITS MOST RECENT SEMI-ANNUAL REPORT SUCCEEDING THE ANNUAL REPORT. REQUESTS FOR SUCH REPORTS SHOULD BE DIRECTED TO THE FUNDS, C/O FPS SERVICES, INC., 3200 HORIZON DRIVE, P.O. BOX 61503, KING OF PRUSSIA, PA 19406-0903, OR BY CALLING 1-800-634-5726. SUCH
REPORTS ARE NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL.

                                PROPOSAL NO. 1

                      ELECTION OF DIRECTORS FOR ALL FUNDS

  Shareholders will vote at the Meetings to elect eight Directors. Proxies which do not contain specific instructions to the contrary will be voted in favor of the election of the nominees shown below to serve terms until each Fund's next meeting of shareholders and until their successors are elected and qualified. Each of the current nominees except for Douglas J. MacMaster currently serves as a Director of the Funds and, if elected, will serve as provided in the preceding sentence or until his or her earlier death, resignation, retirement or removal.

  Each of the eight persons listed below for election to the Boards of Directors has consented to be nominated and to serve, if elected, as Director. If any of the nominees are unavailable to serve as Director, the proxies will be voted for such other persons as the Boards of Directors may choose or the size of the Boards may be reduced accordingly. The Funds currently know of no reason why any of the nominees listed below will be unable to serve if elected. All of the nominees, except Lynne M. Cannon and Douglas J. MacMaster, were most recently elected as Directors of SGF and SMDS at the Annual Meetings of Shareholders held on June 22, 1989; and by the Initial Shareholders of SSCY on April 1, 1993. Ms. Cannon was appointed by the Boards of Directors on May 2, 1995, and Mr. MacMaster was appointed by the Boards of Directors on October 1, 1997.

  The following table sets forth certain information about the nominees for election as Directors, including their principal occupations or employment during the past five years, the periods during which each of them has served as a Director of the Funds, their age and the approximate number of shares of the Funds beneficially owned, directly or indirectly, by each of them as of October 1, 1997. As of that date, beneficial ownership in the

Funds by the Directors and officers, as a group, was SGF 233,020 (14.35%); SMDS 115,159 (3.31%); and SSCY 112,004 (14.52%).

                                                              SHARES (%) OWNED
 NOMINEE                     AGE   PRINCIPAL OCCUPATION         BENEFICIALLY
 -------                     ---   --------------------     -------------------------
 James W. Stratton(/1/)(/3/)  60 Mr. Stratton is the        SGF  117,418(/4/) (7.23%)
                                 Chairman of the Board      SMDS  68,984(/4/) (1.98%)
                                 and Chief Executive        SSCY  66,462(/4/) (8.61%)
                                 Officer of the
                                 investment advisor,
                                 Stratton Management
                                 Company. He is a
                                 Director of Unisource
                                 Worldwide, Inc. (paper
                                 distribution), Amerigas
                                 Propane Ltd. (energy),
                                 FinDaTex, Inc.
                                 (financial services),
                                 Teleflex, Inc.
                                 (aerospace controls and
                                 medical products) and
                                 UGI Corp., Inc.
                                 (utility-natural gas).
                                 Chairman and Director of
                                 SGF since June 1972,
                                 SMDS since March 1982
                                 and SSCY since February
                                 1993.
 Lynne M. Cannon(/2/)         41 Ms. Cannon is a Senior     SGF    2,274           *
                                 Vice President of          SMDS     546           *
                                 Relationship Management    SSCY   1,778           *
                                 of FPS Services, Inc.
                                 and a Director of FPS
                                 Broker Services, Inc.
                                 She was formerly
                                 employed as Vice
                                 President of Mutual
                                 Funds of Independence
                                 Capital Management, Inc.
                                 (investment advisor).
                                 Prior to Independence
                                 Capital, she was Vice
                                 President of AMA
                                 Investment Advisors,
                                 Inc. (investment advisor
                                 & broker/dealer).
                                 Director of SGF, SMDS
                                 and SSCY since May 1995.
 John J. Lombard, Jr.         62 Mr. Lombard is a partner   SGF   15,431           *
                                 in the law firm of         SMDS     326           *
                                 Morgan, Lewis & Bockius    SSCY   1,138           *
                                 LLP. Director of SGF
                                 since September 1984,
                                 SMDS since June 1988 and
                                 SSCY since February
                                 1993.
 Douglas J. MacMaster, Jr.    67 Mr. MacMaster is a         SGF   11,834           *
                                 private investor. He was   SMDS       0           *
                                 formerly Senior Vice       SSCY  19,549      (2.53%)
                                 President of Merck, Inc.
                                 He is a Trustee of
                                 Gwynedd Mercy College, a
                                 Director of American
                                 Precision Industries,
                                 Inc., Marteck
                                 Biosciences Corp., Neose
                                 Pharmaceuticals Inc.,
                                 Oravax, Inc. and U.S.
                                 Bioscience, Inc.
                                 Director of SGF, SMDS
                                 and SSCY since October
                                 1, 1997.
 Henry A. Rentschler          68 Mr. Rentschler is a        SGF   24,171      (1.49%)
                                 private investor. He was   SMDS     866           *
                                 formerly the President     SSCY  11,861      (1.54%)
                                 of Baldwin-Hamilton
                                 Company, a division of
                                 Joy Environmental
                                 Equipment Co.
                                 (manufacturer of renewal
                                 parts for Baldwin
                                 locomotives and diesel
                                 engines) and was also
                                 formerly a Director of
                                 the Society for
                                 Industrial Archeology
                                 (which promotes the
                                 study and preservation
                                 of the physical
                                 survivals of our
                                 technological and
                                 industrial past).
                                 Director of SGF since
                                 March 1986, SMDS since
                                 June 1989 and SSCY since
                                 February 1993.
 Merritt N. Rhoad, Jr.(/3/)   67 Mr. Rhoad is a private     SGF    7,717           *
                                 investor. He was           SMDS   9,116           *
                                 formerly a senior          SSCY     629           *
                                 systems engineer with
                                 International Business
                                 Machines Corporation.
                                 Director of SGF since
                                 June 1972, SMDS since
                                 June 1989 and SSCY since
                                 February 1993.

                                                             SHARES (%) OWNED
 NOMINEE            AGE        PRINCIPAL OCCUPATION            BENEFICIALLY
 -------            ---        --------------------         -------------------
 Alexander F. Smith  68 Mr. Smith is a private investor.    SGF   4,119      *
                        He was formerly the Chairman and    SMDS  2,573      *
                        Director of Gilbert Associates,     SSCY  1,866      *
                        Inc. (engineering/ consulting
                        services). Director of SGF since
                        June 1989, SMDS since May 1986
                        and SSCY since February 1993.
 Richard W. Stevens  63 Mr. Stevens is an attorney in       SGF  34,844 (2.15%)
                        private practice. He was formerly   SMDS 31,874      *
                        a partner in the law firm of        SSCY  6,883      *
                        Clark, Ladner, Fortenbaugh and
                        Young. Director of SGF since June
                        1972, SMDS since June 1989 and
                        SSCY since February 1993.

--------
/(1)/ As defined in the Investment Company Act of 1940, as amended, (the "1940
      Act") Mr. Stratton is an "interested person" of the Funds by reason of his positions with SMC and his indirect ownership, through FinDaTex, Inc., of FPS Services, Inc. ("FPS") and it's subsidiary FPS Broker Services, Inc. ("FPSB"). FinDaTex, Inc. is the 100% owner of FPS, the Funds' servicing agent, and FPSB, the Funds' underwriter.
/(2)/ Ms. Cannon is an "interested person" of the Funds by reason of her employment with FPS and FPSB.
/(3)/ Messrs. Stratton and Rhoad, Jr. are shareholders of FinDaTex, Inc.
/(4)/ Includes 49,133 shares of SGF, 47,174 shares of SMDS and 46,808 shares
      SSCY held by SMC P/S/P 401K Plan of which Mr. Stratton and two officers of the Fund are trustees.
 * Less than 1%.

  The officers and Directors of the Funds who are also officers or employees of SMC or FPS receive no direct compensation from the Funds for services to them. The Directors of the Funds serve in the same capacity for each Fund and meet concurrently four times a year. In the aggregate, each Director currently receives $750 for each meeting attended, and an annual retainer of $4,000. These fees are divided on a percentage basis among each Fund based on their relative net assets as of the meeting dates. The Boards of Directors held five meetings during the fiscal year ended December 31, 1996. Each Director standing for re-election attended 100% of the total number of meetings held of the Boards of Directors. There are no separate audit, compensation or nominating committees of the Boards of Directors.

  Set forth are the total fees which were paid to each of the Directors who are not "interested persons" from the start of each Funds' fiscal period until December 31, 1996:

                                                  TOTAL COMPENSATION FROM FUNDS
                           AGGREGATE COMPENSATION            AND FUND
NAME OF DIRECTOR                 FROM FUND        COMPLEX/(1)/ PAID TO DIRECTORS
----------------           ---------------------- ------------------------------
John J. Lombard, Jr.
 SMDS.....................       $4,885.68                  $6,848.23
 SGF......................       $1,203.86
 SSCY.....................       $  758.69
Rose J. Randall/(2)/
 SMDS.....................       $2,995.49                  $3,748.23
 SGF......................       $  387.00
 SSCY.....................       $  365.74
Henry A. Rentschler
 SMDS.....................       $4,885.68                  $6,848.23
 SGF......................       $1,203.86
 SSCY.....................       $  758.69
Merritt N. Rhoad, Jr.
 SMDS.....................       $4,885.68                  $6,848.23
 SGF......................       $1,203.86
 SSCY.....................       $  758.69
Alexander F. Smith
 SMDS.....................       $4,885.68                  $6,848.23
 SGF......................       $1,203.86
 SSCY.....................       $  758.69
Richard W. Stevens
 SMDS.....................       $4,885.68                  $6,848.23
 SGF......................       $1,203.86
 SSCY.....................       $  758.69

--------
/(1)/ The "Fund Complex" consists of SMDS, SGF and The Stratton Funds, Inc. /(2)/ Ms. Randall resigned from the Boards of Directors on June 25, 1996.

EXECUTIVE OFFICERS

  The following table sets forth information with respect to the current executive officers of the Funds, other than James W. Stratton, Chairman of the Funds, including their business experience for the past five years and their age.

         NAME          AGE                 PRINCIPAL OCCUPATION
         ----          ---                 --------------------
 Gerard E. Heffernan    59 Senior Vice President and Director of the investment
                           advisor, Stratton Management Company. President
                           (June 1997 to present), Vice President (June 1980 to
                           June 1997) of SGF; Vice President (June 1997 to
                           present), President (May 1984 to June 1997) of SMDS;
                           Vice President (February 1993 to present) of SSCY.
                           Shareholder and Secretary of FinDaTex, Inc.
 John A. Affleck        50 President and Director of the investment advisor,
                           Stratton Management Company. President (June 1997 to
                           present), Vice President (May 1980 to June 1997) of
                           SMDS; Vice President (June 1997 to present),
                           President (December 1983 to June 1997) of SGF; Vice
                           President (February 1993 to present) of SSCY.
                           Shareholder of FinDaTex, Inc.
 Joanne E. Kuzma        42 Director of Trading and a Managing Partner of the
                           investment advisor, Stratton Management Company.
                           Vice President of Compliance for SGF, SMDS and SSCY
                           (June 1995 to present).
 Frank H. Reichel, III  32 Vice President, a Director and the Director of
                           Research of the investment advisor, Stratton
                           Management Company. President (February 1993 to
                           present) of SSCY; Vice President (June 1993 to
                           present) of SGF; Vice President (June 1993 to
                           present) of SMDS.
 Patricia L. Sloan      43 Employee of the investment advisor, Stratton
                           Management Company. Secretary (June 1980 to
                           present), Treasurer (February 1990 to present) of
                           SGF; Secretary (February 1990 to present), Treasurer
                           (May 1984 to present) of SMDS; Secretary and
                           Treasurer (February 1993 to present) of SSCY.
 James A. Beers         33 Vice President (December 1996 to present), Employee
                           (August 1994 to December 1996) of the investment
                           advisor, Stratton Management Company. Account
                           Manager of Client Services (June 1993 to August
                           1994), Shareholder Services Representative
                           (September 1992 to June 1993) at FPS Services, Inc.
                           Vice-President (June 1997 to present), Assistant
                           Secretary and Assistant Treasurer (June 1995 to June
                           1997) of SGF, SMDS and SSCY. Mr. Beers is related to
                           Mr. Stratton by marriage.
 Carol L. Royce         39 Employee of the investment advisor, Stratton
                           Management Company. Assistant Secretary and
                           Assistant Treasurer (June 1994 to present) of SGF,
                           SMDS and SSCY.

                                PROPOSAL NO. 2

      RATIFICATION OF THE SELECTION OF TAIT, WELLER & BAKER AS THE FUNDS'
                        INDEPENDENT PUBLIC ACCOUNTANTS

  At meetings of the Funds' Boards of Directors held on March 10, 1997, a majority of the Boards of Directors who are not "interested persons" of each Fund (as defined in the 1940 Act) selected Tait, Weller & Baker as independent certified public accountants for the Funds for the fiscal years ending December 31, 1997. The ratification or rejection of that selection of Tait, Weller & Baker is to be voted upon at the Meetings and it is intended that the persons named in the accompanying proxy will vote for Tait, Weller & Baker, unless contrary instructions are given. Representatives of Tait, Weller & Baker are not expected to be present at the Meetings but will be available telephonically to respond to appropriate questions.

  The Funds' financial statements for the fiscal year ended December 31, 1996, were examined by Tait, Weller & Baker and, in connection with its audit, that firm reviewed for the fiscal year ended December 31, 1996, the accounting controls and procedures used for handling the custody of the Funds' securities.

RECOMMENDATION:

THE BOARDS OF DIRECTORS UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF TAIT, WELLER & BAKER AS INDEPENDENT ACCOUNTANTS TO THE FUNDS.

                                PROPOSAL NO. 3

              CHANGE IN STRATTON MONTHLY DIVIDEND SHARES, INC.'S
                         INDUSTRY CONCENTRATION POLICY

  Stratton Monthly Dividend Shares, Inc.'s ("SMDS") investment objective is to seek a high rate of return from dividend and interest income on its investments in common stock and securities convertible into common stock. In pursuing this objective, the Fund is required to invest at least 25% of its assets in securities of Real Estate Investment Trusts ("REITs") and of public utility companies engaged in the production, transmission or distribution of electric, energy, gas, water or telephone services. This industry concentration policy is a "fundamental" policy which may not be changed without the affirmative vote of the lesser of two-thirds of the outstanding Shares or more than 50% of the outstanding Shares.

  At the September 9, 1997 meeting of the Fund's Board of Directors, SMC recommended that the Fund's industry concentration policy be changed to include only REITs. SMC believes that this change in the Fund's industry concentration policy will enhance the Fund's ability to achieve a high rate of return from dividend and interest income earned on its investments as well as create a greater opportunity to realize long-term capital appreciation. The Fund's Board of Directors unanimously approved the proposed change to the Fund's industry concentration policy at the September 9, 1997 Board meeting, and recommended that the shareholders of the Fund be asked to approve the change.

  If approved by shareholders, the Fund's policy on concentration of its investments would read as follows:

    "The Fund will invest at least 25% of its assets in securities of real estate investment trusts."

  The impetus for SMC's recommendation to change the Fund's industry concentration policy was that dividend growth for the electric utility industry has been slowing noticeably, and that dividend growth in the REIT Industry has been strong. Over the last five years, the mean earnings per share growth rate has been 4.9% annually and the mean dividend per share growth rate has been less than 1% annually (including dividend cuts) for electric utility companies. These growth rates are in sharp contrast to the growth rates of the REIT Industry. Over the last five years, REITs have demonstrated a mean earnings per share growth rate of 12.2% and a mean dividend per share growth rate of 18.3%. SMC believes that the documented trend in earnings per share growth and dividend per share growth rates of the electric utility companies will continue.

  There are two major reasons for the decline in earnings growth for electric utility companies. The first is the advent of competition in the previously regulated and monopolistic electric utility industry. Both federal and state governments have encouraged open access to transmission lines and distribution networks to increase competition to serve utility customers. The monopoly status that the industry had enjoyed in the past is being eroded. This is good for consumers as it should produce price competition and lower rates. In this case, however, what is good for consumers is not necessarily good for investors, as this will likely produce lower rates of return on equity.

  The second major factor affecting earnings growth in the electric utility industry has been the growing hostility of regulators to the industry and the growing strength of consumer advocates. Utility rates of return on equity have been declining steadily and there is no indication that a rebalancing of power between consumers and shareholders is likely to occur in the near future. In addition, capital spending plans for electric utility companies have been sharply reduced, which implies that they will not need to raise new equity capital in the near future. As a result, public utility regulatory commissions have little concern with the low rates of return on equity because the utility companies do not need to attract new investors to the market as they did in the 1970's and early 1980's when construction spending was high.

  The Fund has invested in REITs since 1987, and adopted its current concentration policy at a Meeting of Shareholders in November, 1996. SMC has substantial experience in this market segment and is currently overseeing investments totaling $173 million in REITs as part of its total investments under management of $1.7 billion. REITs were authorized by the Real Estate Investment Act of 1960, to enable investors to participate in the benefits of owning income producing, commercial real estate. REITs are required to derive at least 75% of their gross income from real estate or real estate related assets. The most important characteristic of a REIT is that it must distribute to its shareholders 95% of the REIT's net taxable income in the form of dividends. The direct result of this characteristic is that REITs provide high current returns. Equity REITs invest in income producing properties and receive rent, and mortgage REITs invest in mortgages and receive loan payments. Although the proposed industry concentration policy would cover both equity and mortgage REITs, SMC expects that the Fund will focus primarily on equity REITs.

  Equity REITs own many different types of properties, such as apartment complexes, office buildings, hotels, health care facilities, community shopping centers, super-regional malls, self-storage facilities, and even correctional facilities. The typical REIT specializes in one or two property types, allowing the management to focus on operating these properties to the best of its abilities and within its own framework of experience. There are, however, several companies that have successfully evolved into operating companies that have been able to "diversify" across multiple property types, thereby insulating themselves from possible sector downturns. REITs offer investors exposure to the real estate sector with stocks that have a low beta, low volatility, low risk, high current returns, and, most importantly, performance that is in line with the broader, much more volatile general markets.

  REITs may be subject to certain risks associated with the direct ownership of real estate including declines in the value of real estate, risks related to general and local economic conditions, overbuilding and increased competition, increases in property taxes and operating expenses, and variations in rental income. In addition, equity REITs may be affected by changes in the value of the underlying properties they own, while mortgage REITs may be affected by the quality of credit extended. REITs are also subject to heavy cash flow dependency, defaults by borrowers, self liquidation and the possibility of failing to qualify for tax-free pass-through of income under the Internal Revenue Code and to maintain exemption from the 1940 Act.

  REITs pay dividends to their shareholders based upon available funds from operations and these dividends may exceed a REIT's taxable earnings and profits resulting in the excess portion of such dividends being designated as a return of capital. The Fund intends to include the gross dividends from REITs in its monthly distribution to its shareholders and, accordingly, a portion of the Fund's distributions may also be designated as a return of capital.

  The market for REITs has grown substantially in recent years reaching a total of $88.8 billion in assets at the end of 1996, up from $15.7 billion at the end of 1992. The chart set forth below shows the total market capitalization of the REIT industry for the last twenty-three years. In 1990, the largest market capitalization of an individual REIT was $633 million. As of December 31, 1996, there were twenty-seven REITs that had market capitalizations in excess of $1 billion and several that were in excess of $3.5 billion.

                    MARKET CAPITALIZATION OF REIT INDUSTRY
                                    1971-96

               [Bar graph illustrating the growth in the market capitalization of the REIT industry from 1972 through 1996]

        Source: National Association of Real Estate Investment Trusts

Year              # of REITS              All Mkt. Cap ($mil)
1971                  34                  $1,484.3
1972                  48                  $1,880.9
1973                  53                  $1,393.5
1974                  57                  $712.4
1975                  57                  $885.9
1976                  62                  $1,308.0
1977                  69                  $1,628.1
1978                  71                  $1,412.4
1979                  73                  $1,754.0
1980                  75                  $2,298.6
1981                  76                  $2,438.9
1982                  66                  $3,298.6
1983                  59                  $4,328.1
1984                  59                  $5,152.3
1985                  62                  $7,771.8
1986                  95                  $10,078.4
1987                  110                 $9,702.4
1988                  117                 $11,435.2
1989                  120                 $11,662.2
1990                  119                 $9,737.1
1991                  138                 $12,877.2
1992                  142                 $15,680.2
1993                  189                 $32,187.7
1994                  226                 $44,308.0
1995                  219                 $57,514.0
1996                  198                 $88,776.3


  There are presently sixty-five REIT dedicated mutual funds, up from ten in 1993. These sixty-five funds had total assets of $10.5 billion as of the end of July 1997.

  Pension funds have traditionally invested directly in real estate and not used REITs as investment vehicles because of the small size of the REIT market, but this is changing. As the asset base of a REIT grows, it allows the company to further diversify its portfolios. In fact, the trend in the REIT industry that is most prevalent is that of a REIT owning properties, similar or dissimilar, in various geographical locations, so as to limit concentrations of holdings in any one area in the event of a regional economic slowdown. With an increase in size and in the number of shares outstanding comes an increase in liquidity which has begun to attract greater interest from institutional investors who desire to allocate their managed assets to include real estate exposure.

  It is the belief of SMC, supported by the Fund's Board of Directors, that the Fund's primary mission of maintaining and distributing a high level of dividend income would be significantly enhanced by allowing the Fund to concentrate its assets in REITs and not to any extent in utilities. In addition, SMC believes the possibilities of capital growth appear to be better in the REIT industry than in the electric utility industry. Accordingly, it is expected that under normal conditions at least 65% of SMDS' assets will be invested in REITs.

RECOMMENDATION:

THE BOARD OF DIRECTORS OF STRATTON MONTHLY DIVIDEND SHARES, INC. UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE CHANGE IN THE FUND'S INDUSTRY CONCENTRATION POLICY.

                                PROPOSAL NO. 4

             CHANGE NAME OF STRATTON MONTHLY DIVIDEND SHARES, INC.
                                      TO
                  STRATTON MONTHLY DIVIDEND REIT SHARES, INC.

  It is the recommendation of SMC, that the name Stratton Monthly Dividend Shares, Inc., be changed to Stratton Monthly Dividend REIT Shares, Inc. to reflect more accurately SMDS' intention to concentrate its assets in the real estate sector. Though SMDS has been investing in REITs for several years, and, more recently, has been concentrated in REITs through most of 1997, various mutual fund reporting agencies have not been accurately classifying SMDS as a fund dedicated to investing in REITs. In addition, potential investors may not be aware of SMDS' real estate exposure if the present name remains. SMDS might experience a loss of sales if potential investors, seeking a REIT mutual fund, did not recognize SMDS as a "REIT fund." SMC stresses that the change in name in no way reflects any change in the manner in which SMDS is being managed, in its dividend policies, or in its day-to-day operations. Accordingly, it is expected that under normal conditions at least 65% of SMDS' assets will be invested in REITs.

RECOMMENDATION:

THE BOARD OF DIRECTORS OF STRATTON MONTHLY DIVIDEND SHARES, INC. RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE CHANGE OF THE FUND NAME TO STRATTON MONTHLY DIVIDEND REIT SHARES, INC.

                            PRINCIPAL SHAREHOLDERS

  On the record date, October 1, 1997, the following shareholders owned of record more than 5% of the outstanding shares of the respective Fund.

                               NAME AND ADDRESS                              PERCENT OWNED
                               ----------------                              -------------
     1. SMDS              Charles Schwab & Co., Inc.                             8.43%
                          San Francisco, CA
     2. SGF               Sandmeyer Steel Company                                6.54%
                          Philadelphia, PA
     3. SSCY              Boston & Co.                                          29.69%
                          Pittsburgh, PA
                          Boston & Co.                                          15.55%
                          Pittsburgh, PA
                          Charles Schwab & Co., Inc.                             5.65%
                          San Francisco, CA

                             SHAREHOLDER MEETINGS

  Each Fund's Articles of Incorporation does not require that an annual meeting of shareholders be held each year and the Funds do not intend to hold annual meetings of shareholders except as required by the 1940 Act or other applicable law.

                               SERVICE PROVIDERS

  The Funds' investment advisor is Stratton Management Company, which maintains its principal office at Plymouth Meeting Executive Campus, 610 W. Germantown Pike, Suite 300, Plymouth Meeting, Pennsylvania 19462. The Funds' administrator is FPS Services, Inc. and its principal underwriter is FPS Broker Services, Inc., both of which maintain their principal office at 3200 Horizon Drive, P.O. Box 61503, King of Prussia, Pennsylvania 19406-0903.

                                 OTHER MATTERS

  No business other than the matter described above is expected to come before the Meetings, but should any other matter requiring a vote of shareholders arise, including any questions as to an adjournment of the Meetings, the persons named in the enclosed proxy will vote thereon according to their best judgment in the interests of the Funds.

SHAREHOLDERS WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

DATED: OCTOBER 16, 1997

                                   PROXY CARD
           The Stratton Funds, Inc. - Stratton Small-cap Yield Fund


Special Meeting of Shareholders
December 9, 1997

The undersigned hereby appoints Patricia L. Sloan and James A. Beers (the "Proxies"), and each of them, attorneys and proxies of the undersigned, each with power of substitution and resubstitution, to attend, vote and act for the undersigned at the Special Meeting of Shareholders (the "Meeting") of Stratton Small-Cap Yield Fund of The Stratton Funds, Inc. (the "Fund") to be held on Tuesday, December 9, 1997, at 8:00 a.m., Eastern Time, at the offices of the Fund's investment advisor, Stratton Management Company, at Plymouth Meeting Executive Campus, 610 W. Germantown Pike, Suite 300, Plymouth Meeting, Pennsylvania 19462-1050. The Proxies shall cast votes according to the number of shares of the Fund which the undersigned may be entitled to vote with respect to the proposal set forth below, in accordance with the specification indicated, if any, and shall have all the powers which the undersigned would possess if personally present. The undersigned hereby revokes any prior proxy to vote at the Meeting, and hereby ratifies and confirms all that said Proxies, or any of them, may lawfully do by virtue hereof or thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTIONS TO BE TAKEN ON THE FOLLOWING PROPOSALS. IN THE ABSENCE OF ANY SPECIFICATION, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS.

1.   ELECTION OF A BOARD OF DIRECTORS.

     [_] FOR all nominees listed below               [_] WITHHOLD AUTHORITY
         (except as marked to the contrary below)        to vote for all
                                                         nominees listed below

     (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

     James W. Stratton            Lynne M. Cannon          John J. Lombard, Jr.
     Henry A. Rentschler          Merritt N. Rhoad, Jr.    Alexander F. Smith
     Douglas J. MacMaster, Jr.    Richard W. Stevens

2. RATIFICATION OF THE SELECTION OF TAIT, WELLER & BAKER AS THE FUND'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

                      [_] FOR   [_] AGAINST  [_] ABSTAIN

3. TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                       [_] FOR  [_] AGAINST  [_] ABSTAIN

                    (Continued and to be signed on reverse)

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF THE FUND AND THE PROXY STATEMENT DATED OCTOBER 16, 1997.

THIS PROXY IS SOLICITED AND PROPOSED BY THE BOARD OF DIRECTORS OF THE FUND, WHICH UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSALS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                         -------------------------------

                                         -------------------------------

Please sign above exactly as your name(s) appear(s) hereon. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person. Each joint owner should sign personally. Fiduciaries should give full titles as such.


                       , 1997
-----------------------
(Please Date)